Asset Backed Securities
BancCap

Silent Second
395 records

Selection Criteria: Silent Second
Table of Contents
  Summary Statistics
  Collateral Type
  Original Principal Balance
  Remaining Principal Balance
  Remaining Months to Maturity
  Current Mortgage Rates
  Original Loan-to-Value
  FICO Scores
  Debt-to-Income Ratio
  Geographic Distribution of the Mortgage Properties
  Occupancy Status
  Docmentation Types
  Purpose of Loans
  Credit Grade
  Property Types
  Original Term to Expiration of Prepayment Penalty
  Maximum Rates
  Minimum Rates
  Gross Margins
  Months of Next Rate Adjustment
  Initial Periodic Rate Cap
  Regular Periodic Rate Cap
  Interest Only Terms
  Originator

1. Summary Statistics

Number of Mortgage Loans: 395
Aggregate Scheduled Principal Balance: 82,087,966.49
Minimum Scheduled Balance: 49,164.33
Maximum Scheduled Balance: 520,000.00
Average Scheduled Balance: 207,817.64
Aggregate Original Principal Balance: 82,191,940.00
Minimum Original Balance: 50,150.00
Maximum Original Balance: 520,000.00
Average Original Balance: 208,080.86
Fully Amortizing Loans (NON BALLOON): 84.09
1st Lien: 100.00
Weighted Average Gross Coupon: 7.202
Minimum Coupon: 5.550
Maximum Coupon: 12.550
Weighted Average Original Term: 360
Minimum Original Term: 240
Maximum Original Term: 360
Weighted Average Stated Remaining Term: 356
Minimum Remaining Term: 236
Maximum Remaining Term: 360
Weighted Average Margin (ARM only): 5.785
Minimum Margin: 2.250
Maximum Margin: 7.200
Weighted Average Max Rate: 13.689
Minimum Max Rate: 11.550
Maximum Max Rate: 18.550
Weighted Average Min Rate: 7.183
Minimum Min Rate: 5.550
Maximum Min Rate: 12.550
Weighted Average Loan-to-Value: 79.95
Low LTV: 66.23
High LTV: 90.00
LTV = 80: 90.94
LTV > 80: 3.00
Weighted Avera ge Fico: 646
Min FICO: 513
Max FICO: 785
Top 5 States: CA(38%),MN(15%),FL(10%),TX(9%),IL(6%)
% Silent Second: 100.00
WA Months to Next Adjustment Date: 21
WA CLTV: 99.45

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2. Collateral Type

Collateral Type	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1 /29 ARM	4	951,500.43	1.16	355	6.746	642	80.00
2 /28 ARM	165	26,022,865.42	31.70	357	7.588	636	79.84
2 /28 ARM - 40Yr Balloon	51	13,057,954.77	15.91	356	7.062	648	79.91
2 /28 ARM (IO)	133	35,200,937.68	42.88	356	6.974	653	79.92
3 /27 ARM	2	216,530.30	0.26	359	8.273	617	80.00
3 /27 ARM (IO)	5	1,043,763.01	1.27	355	6.549	658	80.00
5 /25 ARM	2	585,356.19	0.71	355	6.071	670	83.95
5 /25 ARM (IO)	3	431,412.05	0.53	355	6.468	669	79.28
6 Month Libor ARM	1	306,110.54	0.37	355	7.790	653	80.00
Fixed	25	3,068,640.82	3.74	353	7.775	639	80.16
Fixed (IO)	4	1,202,895.28	1.47	355	6.998	647	81.14
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

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3. Original Principal Balance

Original Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
50,000.01 - 100,000.00	64	5,231,672.00	6.37	358	8.304	623	79.96
100,000.01 - 150,000.00	82	10,194,604.00	12.40	356	7.773	631	79.98
150,000.01 - 200,000.00	78	13,639,471.00	16.59	356	7.247	639	79.84
200,000.01 - 250,000.00	46	10,299,973.00	12.53	357	7.131	646	80.16
250,000.01 - 300,000.00	44	12,166,016.00	14.80	356	6.951	644	79.61
300,000.01 - 350,000.00	38	12,322,677.00	14.99	356	6.899	663	79.87
350,000.01 - 400,000.00	20	7,638,944.00	9.29	356	6.960	656	80.40
400,000.01 - 450,000.00	7	2,988,000.00	3.64	356	7.130	666	80.00
450,000.01 - 500,000.00	14	6,678,583.00	8.13	356	6.868	644	80.00
500,000.01 - 550,000.00	2	1,032,000.00	1.26	356	6.878	727	80.00
Total:	395	82,191,940.00	100.00	356	7.202	646	79.95

* Based on the original balances of the Mortgage Loans

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4. Remaining Principal Balance

Remaining Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0.01 - 50,000.00	1	49,164.33	0.06	358	10.920	530	85.00
50,000.01 - 100,000.00	63	5,175,192.77	6.30	358	8.279	624	79.91
100,000.01 - 150,000.00	82	10,178,739.96	12.40	356	7.773	631	79.98
150,000.01 - 200,000.00	78	13,617,397.05	16.59	356	7.247	639	79.84
200,000.01 - 250,000.00	46	10,284,984.40	12.53	357	7.131	646	80.16
250,000.01 - 300,000.00	44	12,149,500.54	14.80	356	6.951	644	79.61
300,000.01 - 350,000.00	38	12,307,438.90	14.99	356	6.899	663	79.87
350,000.01 - 400,000.00	20	7,634,146.54	9.30	356	6.960	656	80.40
400,000.01 - 450,000.00	7	2,985,166.80	3.64	356	7.130	666	80.00
450,000.01 - 500,000.00	14	6,674,235.20	8.13	356	6.868	644	80.00
500,000.01 - 550,000.00	2	1,032,000.00	1.26	356	6.878	727	80.00
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

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5. Remaining Months to Maturity

Remaining Months to Maturity	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
181 - 240	1	118,372.24	0.14	236	7.900	663	80.00
301 - 360	394	81,969,594.25	99.86	356	7.201	646	79.95
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

Minimum: 236
Maximum: 360
Weighted Average: 356

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6. Current Mortgage Rates

Current Mortgage Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.500 - 5.999	10	2,885,351.55	3.51	355	5.805	668	80.00
6.000 - 6.499	31	8,400,746.42	10.23	355	6.262	645	79.64
6.500 - 6.999	112	27,985,208.57	34.09	356	6.766	656	80.02
7.000 - 7.499	66	15,596,196.59	19.00	356	7.229	645	79.85
7.500 - 7.999	90	16,548,790.91	20.16	357	7.721	638	79.86
8.000 - 8.499	42	6,029,269.82	7.34	358	8.220	640	80.08
8.500 - 8.999	26	2,854,913.20	3.48	359	8.661	617	80.24
9.000 - 9.499	7	872,337.47	1.06	359	9.291	632	80.00
9.500 - 9.999	4	279,017.75	0.34	359	9.896	615	83.29
10.000 - 10.499	2	193,846.53	0.24	359	10.319	572	83.29
10.500 - 10.999	3	321,939.15	0.39	359	10.636	640	82.08
11.000 - 11.499	1	59,479.51	0.07	359	11.160	545	85.00
12.500 - 12.999	1	60,869.02	0.07	358	12.550	513	70.00
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

Minimum: 5.550
Maximum: 12.550
Weighted Average: 7.202

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7. Original Loan-to-Value

Original Loan-to-Value	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
65.01 - 70.00	4	555,511.84	0.68	356	7.355	603	69.02
70.01 - 75.00	6	1,010,414.46	1.23	356	7.014	623	73.76
75.01 - 80.00	369	78,059,088.36	95.09	356	7.183	648	79.94
80.01 - 85.00	13	2,108,561.66	2.57	356	7.910	602	84.39
85.01 - 90.00	3	354,390.17	0.43	356	7.574	681	90.00
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

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8. FICO Scores

FICO Scores	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
500 - 519	2	145,716.95	0.18	358	11.385	516	78.73
520 - 539	3	475,633.90	0.58	357	8.339	534	81.86
540 - 559	3	565,065.14	0.69	357	7.918	549	78.88
560 - 579	15	2,519,408.02	3.07	356	7.425	574	79.92
580 - 599	57	10,898,407.51	13.28	356	7.096	591	80.13
600 - 619	55	10,495,935.42	12.79	357	7.366	609	79.61
620 - 639	77	14,422,030.91	17.57	357	7.351	629	79.90
640 - 659	69	13,931,895.64	16.97	357	7.255	649	79.93
660 - 679	37	8,639,218.39	10.52	355	7.137	668	79.86
680 - 699	30	7,829,303.00	9.54	356	6.930	686	80.00
700 - 719	22	5,743,920.51	7.00	356	6.732	710	80.40
720 - 739	11	2,388,962.12	2.91	357	7.573	729	80.00
740 - 759	9	2,518,470.19	3.07	356	7.050	746	80.00
760 - 779	4	1,374,466.42	1.67	356	6.751	769	80.00
780 - 799	1	139,532.37	0.17	356	6.950	785	80.00
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

Minimum: 513
Maximum: 785
Weighted Average: 646

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9. Debt-to-Income Ratio

Debt-to-Income Ratio	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
<= 20.00	8	1,572,615.44	1.92	357	7.084	638	80.00
20.01 - 25.00	5	679,353.11	0.83	358	7.839	628	80.00
25.01 - 30.00	21	3,425,627.36	4.17	357	7.436	640	80.26
30.01 - 35.00	29	4,850,263.44	5.91	357	7.366	655	79.73
35.01 - 40.00	66	12,487,937.32	15.21	357	7.234	655	79.99
40.01 - 45.00	102	21,174,608.89	25.80	356	7.210	652	79.80
45.01 - 50.00	138	32,731,907.56	39.87	356	7.130	644	80.00
50.01 - 55.00	26	5,165,653.37	6.29	356	7.197	618	80.12
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

Non-Zero Minimum: 9.38
Maximum: 54.57
Weighted Average: 42.53

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10. Geographic Distribution of the Mortgage Properties

Geographic Distribution of the Mortgage Properties	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
California	92	31,225,504.71	38.04	356	6.868	661	79.89
Minnesota	68	12,249,059.07	14.92	355	6.972	641	79.53
Florida	39	8,381,541.14	10.21	358	7.422	646	80.00
Texas	63	7,391,965.36	9.00	358	7.933	622	79.94
Illinois	26	4,888,764.20	5.96	356	6.924	636	79.78
Maryland	8	1,959,134.47	2.39	356	7.347	652	79.63
Michigan	13	1,690,581.18	2.06	358	7.696	642	81.21
Virginia	6	1,403,790.43	1.71	356	7.128	616	80.00
Massachusetts	5	1,082,678.55	1.32	356	6.978	655	80.20
New York	3	1,082,644.00	1.32	356	7.030	671	80.00
Wisconsin	5	952,275.93	1.16	355	7.773	616	82.72
Nevada	3	937,729.74	1.14	356	7.273	666	80.00
Georgia	6	887,784.06	1.08	340	7.731	663	81.10
Louisiana	7	837,110.83	1.02	359	8.206	613	80.00
Missouri	7	730,013.04	0.89	358	8.424	611	80.49
Colorado	4	648,200.22	0.79	357	7.334	618	79.33
Indiana	6	616,205.73	0.75	357	7.660	632	80.93
Arizona	3	535,353.21	0.65	356	7.002	601	79.41
Rhode Island	2	488,726.89	0.60	357	8.107	662	80.00
Tennessee	3	472,311.12	0.58	359	8.589	638	80.00
North Carolina	4	459,886.53	0.56	357	8.782	638	80.00
Oklahoma	4	435,523.97	0.53	358	8.119	595	78.60
New Hampshire	1	344,720.00	0.42	356	7.490	649	80.00
Ohio	3	321,120.24	0.39	358	9.465	558	83.39
Connecticut	2	313,647.27	0.38	357	7.456	625	80.00
New Jersey	1	292,000.00	0.36	356	6.950	707	80.00
Mississippi	2	246,343.58	0.30	356	8.082	578	82.73
Pennsylvania	1	214,144.58	0.26	355	6.540	645	80.00
Kansas	2	205,912.59	0.25	357	7.802	609	80.00
Washington	1	202,987.80	0.25	359	8.150	734	80.00
Iowa	2	199,589.21	0.24	358	7.471	651	80.00
Oregon	1	160,760.00	0.20	358	7.990	628	80.00
Delaware	1	154,000.00	0.19	355	7.050	597	80.00
Kentucky	1	75,956.84	0.09	359	8.813	641	80.00
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

Number of States Represented: 34

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11. Occupancy Status

Occupancy Status	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Primary Home	390	81,331,103.80	99.08	356	7.199	646	79.94
Investor Property	4	516,460.64	0.63	356	8.006	655	81.78
Vacation Home	1	240,402.05	0.29	357	6.500	670	79.97
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

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12. Docmentation Types

Docmentation Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Stated Documentation	186	41,566,194.84	50.64	356	7.331	665	79.94
Full Documentation	203	39,056,729.01	47.58	357	7.083	626	79.96
Limited Documentation	6	1,465,042.64	1.78	357	6.731	643	80.02
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

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13. Purpose of Loans

Purpose of Loans	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Purchase	308	64,950,403.08	79.12	357	7.247	651	80.06
Refinance - Cash Out	77	15,299,250.60	18.64	355	7.013	625	79.36
Refinance - Rate/Term	10	1,838,312.81	2.24	357	7.220	636	80.90
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

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14. Credit Grade

Credit Grade	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	37	9,071,501.38	11.05	356	7.197	635	80.35
PAG I	296	60,245,390.79	73.39	356	7.218	657	79.98
PAG II	35	7,027,448.31	8.56	356	7.295	618	79.90
PAG III	24	5,308,694.90	6.47	356	6.854	591	79.31
PAG IV	2	374,062.09	0.46	354	7.198	572	77.51
PAG V	1	60,869.02	0.07	358	12.550	513	70.00
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

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15. Property Types

Property Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Single Family	288	60,521,994.49	73.73	356	7.150	645	79.95
PUD	68	13,560,910.69	16.52	357	7.376	644	79.87
Condominium	20	3,711,791.93	4.52	356	7.267	663	79.92
Two-Four Family	9	2,211,992.68	2.69	356	7.238	654	80.41
Manufactured Housing	9	1,889,276.70	2.30	357	7.510	664	80.00
Townhouse/Rowhouse	1	192,000.00	0.23	355	6.850	614	80.00
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

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16. Original Term to Expiration of Prepayment Penalty

Original Term to Expiration of Prepayment Penalty	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	92	16,732,838.16	20.38	356	7.449	653	80.15
6	1	110,424.13	0.13	356	7.025	609	80.00
12	28	7,604,201.98	9.26	356	6.897	673	79.56
24	241	51,884,413.82	63.21	357	7.204	640	79.92
36	33	5,756,088.40	7.01	356	6.881	645	80.14
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

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17. Maximum Rates

Maximum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
11.500 - 11.999	9	2,493,351.56	3.20	355	5.776	652	80.00
12.000 - 12.499	15	3,506,793.58	4.51	355	6.282	645	79.91
12.500 - 12.999	39	7,729,845.63	9.93	355	6.716	658	79.94
13.000 - 13.499	43	10,497,918.24	13.49	356	6.797	638	79.48
13.500 - 13.999	127	29,828,213.23	38.33	357	7.112	651	79.98
14.000 - 14.499	67	13,767,454.03	17.69	357	7.557	647	80.03
14.500 - 14.999	45	7,546,645.41	9.70	357	8.001	635	79.77
15.000 - 15.499	12	1,656,936.26	2.13	358	8.715	640	80.30
15.500 - 15.999	4	279,017.75	0.36	359	9.896	615	83.29
16.000 - 16.499	1	127,446.53	0.16	359	10.250	535	85.00
16.500 - 16.999	3	321,939.15	0.41	359	10.636	640	82.08
18.500 - 18.999	1	60,869.02	0.08	358	12.550	513	70.00
Total:	366	77,816,430.39	100.00	356	7.183	646	79.92

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18. Minimum Rates

Minimum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.500 - 5.999	12	3,077,003.60	3.95	355	5.900	666	80.01
6.000 - 6.499	32	8,731,302.66	11.22	355	6.292	645	79.66
6.500 - 6.999	100	25,696,791.76	33.02	356	6.765	656	80.00
7.000 - 7.499	64	15,027,327.42	19.31	356	7.228	645	79.84
7.500 - 7.999	83	15,589,814.11	20.03	358	7.721	638	79.78
8.000 - 8.499	36	5,322,262.42	6.84	359	8.213	638	80.09
8.500 - 8.999	23	2,710,318.50	3.48	359	8.469	624	80.25
9.000 - 9.499	7	872,337.47	1.12	359	9.291	632	80.00
9.500 - 9.999	4	279,017.75	0.36	359	9.896	615	83.29
10.000 - 10.499	1	127,446.53	0.16	359	10.250	535	85.00
10.500 - 10.999	3	321,939.15	0.41	359	10.636	640	82.08
12.500 - 12.999	1	60,869.02	0.08	358	12.550	513	70.00
Total:	366	77,816,430.39	100.00	356	7.183	646	79.92

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19. Gross Margins

Gross Margins	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2.250 - 2.499	1	94,400.00	0.12	360	7.500	622	80.00
3.500 - 3.749	4	830,203.35	1.07	355	6.442	626	79.99
3.750 - 3.999	2	386,712.12	0.50	356	7.544	647	79.88
5.000 - 5.249	1	91,945.33	0.12	359	9.200	656	80.00
5.250 - 5.499	27	6,522,358.79	8.38	356	6.964	670	80.20
5.500 - 5.749	46	9,084,781.47	11.67	357	7.146	638	80.10
5.750 - 5.999	279	59,768,080.44	76.81	356	7.207	646	79.87
6.000 - 6.249	1	84,000.00	0.11	360	8.600	605	80.00
6.500 - 6.749	2	267,006.61	0.34	360	7.625	601	80.00
6.750 - 6.999	2	626,073.26	0.80	358	7.239	623	80.00
7.000 - 7.249	1	60,869.02	0.08	358	12.550	513	70.00
Total:	366	77,816,430.39	100.00	356	7.183	646	79.92

Minimum: 2.250
Maximum: 7.200
Weighted Average: 5.785

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20. Months of Next Rate Adjustment

Months of Next Rate Adjustment	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2006-04	1	306,110.54	0.39	355	7.790	653	80.00
2006-10	2	502,617.84	0.65	355	6.597	640	80.00
2006-11	2	448,882.59	0.58	356	6.913	645	80.00
2007-08	2	415,200.00	0.53	353	6.529	678	80.00
2007-09	30	6,228,750.73	8.00	354	6.636	644	80.32
2007-10	57	12,926,702.38	16.61	355	6.892	637	79.69
2007-11	123	32,589,758.01	41.88	356	6.936	657	79.78
2007-12	3	619,085.35	0.80	357	7.578	630	79.99
2008-01	36	5,189,344.19	6.67	358	7.986	636	80.12
2008-02	68	11,836,654.60	15.21	359	7.928	638	80.05
2008-03	30	4,476,262.61	5.75	360	8.050	628	80.00
2008-09	3	619,763.01	0.80	354	6.830	616	80.00
2008-11	1	329,600.00	0.42	356	5.750	747	80.00
2009-02	1	130,930.30	0.17	359	8.125	610	80.00
2009-03	2	180,000.00	0.23	360	7.976	624	80.00
2010-09	2	527,133.63	0.68	354	5.881	662	80.00
2010-10	2	258,302.24	0.33	355	6.614	643	78.79
2010-11	1	231,332.37	0.30	356	6.640	717	90.00
Total:	366	77,816,430.39	100.00	356	7.183	646	79.92

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21. Initial Periodic Rate Cap

Initial Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.500	2	551,602.05	0.71	355	6.303	689	79.99
2.000	69	20,563,271.97	26.43	356	6.879	653	79.81
3.000	295	56,701,556.37	72.87	357	7.302	644	79.96
Total:	366	77,816,430.39	100.00	356	7.183	646	79.92

Minimum: 1.500
Maximum: 3.000
Weighted Average: 2.725

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22. Regular Periodic Rate Cap

Regular Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.000	223	38,814,435.34	49.88	357	7.439	638	79.94
1.500	7	1,840,738.78	2.37	356	6.833	662	80.00
2.000	136	37,161,256.27	47.76	356	6.933	655	79.90
Total:	366	77,816,430.39	100.00	356	7.183	646	79.92

Minimum: 1.000
Maximum: 2.000
Weighted Average: 1.489

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23. Interest Only Terms

Interest Only Terms	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	250	44,208,958.47	53.86	357	7.412	640	79.94
24	6	1,514,194.69	1.84	355	6.975	644	80.00
36	4	1,469,520.00	1.79	356	7.098	656	79.57
60	135	34,895,293.33	42.51	356	6.951	653	79.97
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

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24. Originator

Originator	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Encore Credit	148	39,819,829.75	48.51	355	6.941	654	79.95
Flexpoint Funding	1	240,402.05	0.29	357	6.500	670	79.97
Funding America	180	29,901,252.95	36.43	358	7.704	639	80.06
Maribella Mortgage	60	11,253,460.71	13.71	355	6.761	641	79.66
Oakstreet Mortgage	6	873,021.03	1.06	360	7.833	607	80.00
Total:	395	82,087,966.49	100.00	356	7.202	646	79.95

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Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.